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          (LETTERHEAD OF WINDERWEEDLE, HAINES, WARD & WOODMAN, P.A.)

                                                     EXHIBIT 23(a)

                                 May 15, 1996


FILED VIA EDGAR
- ---------------


RoTech Medical Corporation
4506 L.B. McLeod Road, Suite F
Orlando, Florida 32811

      Re: RoTech Medical Corporation; Registration Statement on Form S-8

Ladies and Gentlemen:

      We consent to the use of our name wherever appearing in the above-referenced Registration Statement on Form S-8, including the Prospectus constituting a part thereof, and any amendments thereto.

                                     Very truly yours,


                                     /s/ Thomas A. Simser, Jr.
                                     ---------------------------------
                                     Thomas A. Simser, Jr.

TAS:cac





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